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                                                                    EXHIBIT 3.39

                                                          F I L E D
                                         in the Office of the Secretary of State
                                                of the State of California

                                                         AUG 23 1963
                                             FRANK M. JORDAN, Secretary of State

                                                 By   /s/ Illegible
                                                    --------------------
                                                          Deputy


                            ARTICLES OF INCORPORATION
                                       OF
                         PARTIN LIMESTONE PRODUCTS, INC.

                            * * * * * * * * * * * * *

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

     ONE: The name of this corporation is:

          PARTIN LIMESTONE PRODUCTS, INC.

     TWO: The purposes for which this corporation is formed are as follows:

      (a) The primary business in which this corporation initially intends to engage is to mine and mill limestone and to manufacture limestone roofing granules and limestone swimming pool sand;

      (b) To engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in (a) above, or to any other business then or theretofore done by this corporation;

      (c) To exercise any and all rights and powers which a corporation may now or hereafter exercise;

      (d) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation; and

      (e) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

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            The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of provisions of any other clause but shall be regarded as independent purposes and powers.

     THREE: The principal office for the transaction of the business of this corporation is to be located in the County of San Bernardino, State of California.

     FOUR: The total number of shares which this corporation shall be authorized to issue is 100,000 shares and the aggregate par value of all shares shall be $1,000,000.00. The par value of each share shall be $10.00.

     FIVE: There shall be three (3) directors; the number of directors of this corporation may hereafter be changed by the adoption of a By-Law or the amendment of an existing By-Law fixing or changing the number of directors. The names and addresses of the persons who are appointed to act as the first directors are as follows:

       Name                                       Address

    Carl Partin                             22676 Lone Eagle Road
                                            Apple Valley, California

    Garold E. Partin                        22601 Bear Valley Road
                                            Apple Valley, California

    Mae Clark                               Victor Valley Shopping Center
                                            Victorville, California

     SIX:   The shareholders of this corporation shall have preemptive rights to subscribe to any or all issues or securities of the corporation.

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     Seven: Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the secretary of this corporation of his intention to sell or transfer such shares. Said notice shall specify the number of shares to be sold or transferred, the price per share, and the terms upon which such holder intends to make such sale or transfer. The secretary shall within five (5) days thereafter, mail or deliver a copy of said notice to each of the other shareholders of record of this corporation. Such notice may be delivered to such shareholders personally or may be mailed to the last known addresses of such shareholders, as the same may appear on the books of this corporation. Within ten (10) days after the mailing or delivering of said notices to such shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the secretary of this corporation a written offer or offers to purchase a specified number or numbers of such shares at the price and upon the terms stated in said notice.

            If the total number of shares specified in such offer exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary as the number of shares of this corporation which he holds bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the secretary.

            If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment,

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each shareholder desiring to purchase shares n a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

          If none or only a part of the shares referred to in said notice to the secretary is purchased, as aforesaid, in accordance with offers made within said ten-day period, the shareholder desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the secretary not so purchased by the other shareholders, to any person or persons he may so desire; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary.

          Any sale or transfer or purported sale or transfer of the shares of this corporation shall be null and void unless the terms, conditions and provisions of this Article SEVEN are strictly observed and followed.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 31st day of August, 1963.

                                                     /s/ Carl Partin
                                          --------------------------------------
                                                       Carl Partin

                                                    /s/ Garold E. Partin
                                          --------------------------------------
                                                     Garold E. Partin

                                                      /s/ Mae Clark
                                          --------------------------------------
                                                        Mae Clark

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STATE OF CALIFORNIA            )
                               )     ss.
COUNTY OF SAN BERNARDINO       )

     On this 31st day of August, 1963, before me, the undersigned, a Notary Public in and for said County and State, personally appeared CARL PARTIN, GAROLD
E. PARTIN, and MAE CLARK, known to me to be the persons named as Directors in the within instrument, and whose names are subscribed thereto, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above written.

                                                  /s/ William J. Johnstone
                                         ---------------------------------------
                                           Notary Public in and for said County
                                                         and State        (SEAL)
                                                   William J. Johnstone

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